Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Variable Insurance Trust:

In planning and performing our audits of the financial statements of American Century NVIT Growth Fund, American Century NVIT
Multi Cap Value Fund, American Funds NVIT Asset Allocation,
American Funds NVIT Bond, American Funds NVIT Global Growth,
American Funds NVIT Growth, American Funds NVIT Growth-Income
Fund, Federated NVIT High Income Bond Fund, Invesco NVIT Comstock
Value Fund, Loring Ward NVIT Capital Appreciation Fund, Loring Ward
NVIT Moderate Fund, Neuberger Berman NVIT Multi Cap Opportunities Fund,
Neuberger Berman NVIT Socially Responsible Fund, NVIT Bond Index Fund,
NVIT Cardinal  Conservative Fund, NVIT Cardinal  Aggressive Fund, NVIT
Cardinal  Balanced Fund, NVIT Cardinal  Capital Appreciation Fund, NVIT
Cardinal  Managed Growth & Income Fund, NVIT Cardinal  Managed Growth
Fund, NVIT Cardinal  Moderate Fund, NVIT Cardinal  Moderately Aggressive
Fund, NVIT Cardinal  Moderately Conservative Fund, NVIT Core Bond Fund,
NVIT Core Plus Bond Fund, NVIT Developing Markets Funds, NVIT Emerging
Markets Fund,  NVIT Government Bond Fund, NVIT International Equity Fund,
NVIT International Index Fund, NVIT Investor Destinations Aggressive,
NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations
Capital Appreciation, NVIT Investor Destinations Managed Growth & Income
Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor
Destinations Moderate, NVIT Investor Destinations Moderately Aggressive,
NVIT Investor Destinations Moderately Conservative, NVIT Large Cap Growth
Fund, NVIT Mid Cap Index Fund, NVIT Money Market Fund, NVIT Multi-Manager
International Growth Fund, NVIT Multi-Manager International Value Fund, NVIT
Multi-Manager Large Cap Growth Fund, NVIT Multi-Manager Large Cap Value Fund,
NVIT Multi-Manager Mid Cap Growth Fund, NVIT Multi-Manager Mid Cap Value Fund,
NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value
Fund, NVIT Multi-Manager Small Company Fund, NVIT Multi-Sector Bond Fund, NVIT
Nationwide Fund, NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Short
Term Bond Fund, NVIT Small Cap Index Fund, Templeton NVIT International Value
Fund, NVIT Flexible Moderate Growth Fund, NVIT Flexible Fixed Income Fund,
Lazard NVIT Flexible Opportunistic Strategies Fund, NVIT Managed American
Funds Asset Allocation Fund, and NVIT Managed American Funds Growth-Income
Fund (the "Funds") as of and for the year or period ended December 31, 2014, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds'
internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund;
and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Variable Insurance Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/Pricewaterhouse Coopers LLP
Philadelphia, Pennsylvania
February 19, 2015